Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ON Semiconductor Corporation of the following reports, which appear in ON Semiconductor Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2003 filed on March 22, 2004:

•	Our report dated February 2, 2004 relating to the financial statement schedule of ON Semiconductor Corporation; and,

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 and the third paragraph of Note 11 for which the date is February 9, 2004, relating to the consolidated financial statements of ON Semiconductor Corporation.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of ON Semiconductor Corporation of the following reports, which appear in ON Semiconductor Corporation’s Current Report on Form 8-K filed on May 12, 2004:

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of Semiconductor Components Industries, LLC (a wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of SCG (China) Holding Corporation (a wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of ON Semiconductor Trading Ltd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of SCG Malaysia Holdings Sdn. Bhd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the financial statements of ON Semiconductor Japan Technology, Ltd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation); and,

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the financial statements of SCG Philippines, Incorporated (an indirect wholly-owned subsidiary of ON Semiconductor Corporation).

/S/ PRICEWATERHOUSECOOPERS LLP
Phoenix, Arizona
September 2, 2004